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Exhibit 10.21

                           VERMONT PURE HOLDINGS, LTD.
                            CRYSTAL ROCK/VERMONT PURE
                             1050 BUCKINGHAM STREET
                          WATERTOWN, CONNECTICUT 06795

                                November 2, 2005

Name and Title _________________________
Address ________________________________
Address ________________________________

     Re: Amendment to Indemnification Agreement

Dear ________:

     Reference is made to the Indemnification Agreement dated as of November 1, 2002 (the "Agreement") by and between you and Vermont Pure Holdings, Ltd.

     The parties to the Agreement desire to amend Sections 19 and 22 of the Agreement to update information about notice, venue and jurisdiction.

     Accordingly, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Section 19 of the Agreement is hereby deleted in its entirety and the following text is inserted in lieu thereof:

          19. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by domestic certified or registered mail with postage prepaid and return receipt requested, to the Indemnified Party at the address on the first page of this Agreement and to VPUR at the address below (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

               Crystal Rock/Vermont Pure
               1050 Buckingham Street
               Watertown, Connecticut 06795
               Attention: Peter Baker, Chief Executive Officer
                          + Bruce MacDonald, Chief Financial Officer
               Phone: 860-945-0661 x 3008
               Fax: 860-945-6246

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               With a copy to:

               Dean F. Hanley, Esq.
               Foley Hoag LLP
               155 Seaport Boulevard
               Boston, Massachusetts 02210
               Phone: 617-832-1000
               Fax: 617-832-7000

2. Section 22 of the Agreement is hereby deleted in its entirety and the following text is inserted in lieu thereof:

          22. CONSENT TO JURISDICTION; CHOICE OF VENUE. VPUR and the Indemnified Party each by this Agreement irrevocably consents to the jurisdiction of the courts of Connecticut and the federal courts within Connecticut for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agrees that any such action or proceeding shall be brought only in Hartford Superior Court, State of Connecticut, or in United States District Court, District of Connecticut, sitting in Hartford.

3. Except as expressly modified hereby, the Agreement is hereby ratified and confirmed in all respects.

     If the foregoing correctly sets forth our understanding, we would appreciate your executing the enclosed counterpart of this letter and returning it to us.

                                        VERMONT PURE HOLDINGS, LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted and agreed to:


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INDEMNIFIED PARTY IDENTIFIED ON PAGE 1